WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 6
<LEGEND>
This schedule contains Summary Financial Information extracted from the Advisor
Global High Yield Fund Annual Report dated September 30, 1996, and is qualified in its entirety by reference to such Annual Report.
</LEGEND>
<CIK> 0000948630
<NAME> BT ADVISOR FUNDS
<SERIES>
   <NUMBER> 5
   <NAME> GLOBAL HIGH YIELD ADVISOR FUND

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-START>                             APR-26-1996
<PERIOD-END>                               SEP-30-1996
<INVESTMENTS-AT-COST>                           176855
<INVESTMENTS-AT-VALUE>                          176855
<RECEIVABLES>                                    16496
<ASSETS-OTHER>                                   10255
<OTHER-ITEMS-ASSETS>                                 0
<TOTAL-ASSETS>
